                                                              BPH DRAFT 01/25/00

                                                                       Exhibit 1




                      [Form of the Underwriting Agreement]

                                3,800,000 SHARES
                                 RADVISION LTD.
                                 ORDINARY SHARES
                             UNDERWRITING AGREEMENT


                                                                 _________, 2000



LEHMAN BROTHERS INC.
SALOMON SMITH BARNEY INC.
U.S. BANCORP PIPER JAFFRAY INC.
FIDELITY CAPITAL MARKETS,
    a division of National Financial Services Corporation
As Representatives of the several
    Underwriters named in Schedule I,
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

                  RADVision Ltd., a corporation organized under the laws of the State of Israel (the "Company"), proposes to sell an aggregate of 3,800,000 shares (the "Firm Stock") of the Company's Ordinary Shares, par value NIS 0.1 per share (the "Ordinary Shares"). In addition, the Company proposes to grant to the Underwriters named in Schedule 1 hereto (the "Underwriters") an option to purchase up to an additional 570,000 Ordinary Shares on the terms and for the purposes set forth in Section 2 (the "Option Stock"). The Firm Stock and the Option Stock, if purchased, are hereinafter collectively called the "Stock." This Agreement is to confirm the agreement concerning the purchase of the Stock from the Company by the Underwriters.

         1. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY. The Company represents, warrants and agrees that:

                  (a) A registration statement on Form F-1 with respect to the Stock has (i) been prepared by the Company in conformity with the requirements of the United States Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act and (iii) become effective under the Securities Act. Copies of such registration statement and the amendments thereto have been delivered by the Company to you as the representatives (the "Representatives") of the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Preliminary Prospectus" means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Rules and Regulations; "Registration Statement" means such registration statement, as amended at the Effective Time, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in accordance with Section 5(a) hereof and deemed to be a part of the registration statement as of the Effective Time pursuant to paragraph (b) of Rule 430A of the Rules and Regulations; and "Prospectus" means such final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

                  (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

                  (c) The Company and each of its subsidiaries (as defined in Section 15) have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

                  (d) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding securities of the Company (including all options, warrants, convertible securities and rights to acquire shares of the Company) have been duly and validly authorized and issued and conform to the description thereof contained in the Prospectus; all of the issued and outstanding shares of capital stock of the Company are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

                  (e) The shares of the Stock to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and the Stock will conform to the description thereof contained in the Prospectus.

                  (f) This Agreement has been duly authorized, executed and delivered by the Company.

                  (g) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the Memorandum or Articles of Association of the Company or the charter or by-laws or other governing corporate documents of any of its subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

                  (h) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights with respect to the offering which have been waived or satisfied) to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

                  (i) Except as described in the Prospectus or elsewhere in the Registration Statement, the Company has not sold or issued any Ordinary Shares during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

                  (j) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

                  (k) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.

                  (l) Luboshitz Kasierer, a member firm of Arthur Andersen, who have certified certain financial statements of the Company, whose report appears in the Prospectus and who have delivered the initial letter referred to in
Section 7(h) hereof, are independent public accountants as required by the Securities Act and the Rules and Regulations.

                  (m) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

                  (n) Except as described in the Prospectus, the Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

                  (o) Each of the Company and its subsidiaries owns or possesses adequate rights to use all patents, patent rights or licenses, inventions, collaborative research agreements, trade secrets, know-how, trademarks, service marks, trade names and copyrights (collectively, "Intellectual Property") which are necessary to conduct its businesses as described in the Registration Statement and Prospectus; the expiration of any Intellectual Property will not have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries that is not otherwise disclosed in the Prospectus; other than as disclosed in the prospectus, the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any Intellectual Property; and, other than as disclosed in the prospectus, the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries. To the Company's knowledge, there is no claim being made against the Company regarding Intellectual Property other than that described in the Prospectus under the caption "Business--Legal Proceedings". To the Company's knowledge, the Company and its subsidiaries do not in the conduct of their business as now or proposed to be conducted as described in the Prospectus, infringe or conflict with any right or patent of any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company or its subsidiaries, which such infringement or conflict is reasonably likely to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries.

                  (p) Except as described in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (q) The allegations contained in correspondence from Lucent Technologies to RAD Data Communications Ltd., an affiliate of the Company, that are described in the Prospectus under the caption "Business--Legal Proceedings" will not have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries.

                  (r) There are no contracts or other documents which are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations which have not been described in the Prospectus or filed as exhibits to the Registration Statement.

                  (s) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company on the other hand, which is required to be described in the Prospectus which is not so described.

                  (t) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which could reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries.

                  (u) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in

ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (v) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have) a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole.

                  (w) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

                  (x) The Company (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                  (y) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws, (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or
(iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business.

                  (z) The Company has reviewed, and is continuing to review, its operations, products and services to evaluate the extent to which the business or operations of the Company or its subsidiaries will be affected by the Year 2000 problem (that is, any significant risk that computer hardware or software applications used by the Company or its subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000); as a result of such review, the Company has no reason to believe, and does not believe, that there are any issues related to the Company's preparedness for the Year 2000 that (i) are of a character required to be described or referred to in the Prospectus by the Securities Act that have not been accurately described in the Prospectus or (ii) could reasonably be expected to have a material adverse effect on the financial position, stockholders' equity, results of operations or business of the Company.

                  (aa) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

                  (bb) To the Company's knowledge, there has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions, a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries; to the Company's knowledge, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, a material adverse effect on the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and the terms "hazardous wastes", "toxic wastes", "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                  (cc) Neither the Company nor any of its subsidiaries is an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

                  (dd) Subject to applicable law, none of the subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on the subsidiary's capital stock, from repaying to the Company any loans or advances to the subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company, except as described in or contemplated by the Prospectus.

                  (ee) The Company has not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of the Ordinary Shares to facilitate the sale or resale of the Ordinary Shares.

                  (ff) Each officer and director of the Company and each beneficial owner of the outstanding issued share capital of the Company set forth on Schedule II hereto has agreed to sign an agreement substantially in the form attached hereto as EXHIBIT A (the "Lock-up Agreements"). The Company has provided to counsel for the Underwriters a complete and accurate list of all securityholders of the Company and the number and type of securities held by each securityholder.

                  (gg) Except for the applicable stamp duty under Israeli law, there are no transfer taxes or similar fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Ordinary Shares.

                  (hh) The Company is not, and does not believe that, upon the consummation of the transactions contemplated hereby and the application of the proceeds as described in the Registration Statement under the caption "Use of Proceeds," it will become, a passive foreign investment company (a "PFIC") as defined in Section 1296 of the Code.

                  (ii) The Company has received an exemption from the Israel Securities Authority to offer and sell the Stock, which exemption was in full force and effect on the date hereof and which shall be in full force and effect on the date of the Prospectus, on the date that any post-effective amendment to the Registration Statement shall become effective, when any supplement or amendment to the Prospectus is filed with the Commission, and at the Closing Date.

                  (jj) Except as described in the Prospectus, the Company is in compliance with all material conditions and requirements stipulated by the instruments of approval entitling it or any of its operations to the status of "Approved Enterprise" under Israeli law and by Israeli laws and regulations relating to such Approved Enterprise status, except such non-compliance as would not have a Material Adverse Effect. All information supplied by the Company with respect to such applications was true, correct and complete in all material respects when supplied to the appropriate authorities.

                  (kk) Except as described in the Prospectus, the Company is not in material violation of any conditions or requirements stipulated by the instruments of approval granted to any of them by the Office of Chief Scientist in the Ministry of Industry & Trade and any applicable laws and regulations, with respect to any research and development grants given to it by such office, which violation, individually or in the aggregate, could have a Material Adverse Effect. All information supplied by the Company with respect to such applications was true, correct and complete in all material respects when supplied to the appropriate authorities.

                  (ll) The Company's employment agreements in Israel do not differentiate between compensation paid to employees for a 43 hour work week or for maximum daily hours, and compensation for overtime work. The Company believes that it does not have any material exposure by reason of claims by the employees due to (i) the fact that most of the employees of the Company are in position of "special trust," (ii) the agreement by the employees to be compensated on a fixed basis, (iii) the payment by the Company of higher salaries, which take into account payments for additional hours, (iv) the distribution of bonuses and stock options by the Company, which come in part as compensation for additional hours, (v) the fact that a non-material number of overtime hours has been reported, and (vi) the fact that most employees sign a "waiver of claims" letter upon termination of employment.

         2. PURCHASE OF THE STOCK BY THE UNDERWRITERS. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Company agrees to sell 3,800,000 shares of the Firm Stock to the several Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase the number of shares of the Firm Stock set opposite that Underwriter's name in Schedule 1 hereto. The respective purchase obligations of the Underwriters with respect to the Firm Stock shall be rounded among the Underwriters to avoid fractional shares, as the Representatives may determine.

               In addition, the Company grants to the Underwriters an option to purchase up to 570,000 shares of Option Stock. Such option is granted solely for the purpose of covering over-allotments in the sale of Firm Stock and is exercisable as provided in Section 4 hereof. Shares of Option Stock shall be purchased severally for the account of the Underwriters in proportion to the number of shares of Firm Stock set opposite the name of such Underwriters in
Schedule 1 hereto. The respective purchase obligations of each Underwriter with respect to the Option Stock shall be adjusted by the Representatives so that no Underwriter shall be obligated to purchase Option Stock other than in 100 share amounts. The price of both the Firm Stock and any Option Stock shall be $[_____] per share.

               The Company shall not be obligated to deliver any of the Stock to be delivered on the First Delivery Date or the Second any Delivery Date (as hereinafter defined), as the case may be, except upon payment for all the Stock to be purchased on such Delivery Date as provided herein.

         3. OFFERING OF STOCK BY THE UNDERWRITERS. Upon authorization by the Representatives of the release of the Firm Stock, the several Underwriters propose to offer the Firm Stock for sale upon the terms and conditions set forth in the Prospectus.

               It is understood that up to 228,000 shares of the Firm Stock (the "Directed Shares") will initially be reserved by the several Underwriters for offer and sale upon the terms and conditions set forth in the Prospectus and in accordance with the rules and regulations of the National Association of Securities Dealers, Inc. (the "Directed Share Program") to employees and persons having business relationships with the Company and its subsidiaries (the "Directed Share Participants") who have heretofore delivered to the Representatives offers to purchase shares of Firm Stock in form satisfactory to the Representatives, and that any allocation of such Firm Stock among the Directed Share Participants will be made in accordance with timely directions received by the Representatives from the Company; PROVIDED, that under no circumstances will the Representatives or any Underwriter be liable to the Company or to any Directed Share Participant for any action taken or omitted in good faith in connection with the Directed Share Program. It is further understood that any Directed Shares which are not purchased by the Directed Share Participants will be offered by the Underwriters to the public upon the terms and conditions set forth in the Prospectus.

         4. DELIVERY OF AND PAYMENT FOR THE STOCK. Delivery of and payment for the Firm Stock shall be made at the office of Brobeck, Phleger & Harrison LLP, 1633 Broadway, New York, NY 10019, at 10:00 A.M., New York time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Company. This date and time are sometimes referred to as the "First Delivery Date." On the First Delivery Date, the Company shall deliver or cause to be delivered certificates representing the Firm Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in certified or official bank check or checks payable in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Firm Stock shall be registered in such names and in such denominations as the Representatives shall request in writing not less than two full business days prior to the First Delivery Date. For the purpose of expediting the checking and packaging of the certificates for the Firm Stock, the Company shall make the certificates representing the Firm Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the First Delivery Date.

               The option granted in Section 2 will expire 30 days after the date of this Agreement and may be exercised in whole or in part from time to time by written notice being given to the Company by the Representatives. Such notice shall set forth the aggregate number of shares of Option Stock as to which the option is being exercised, the names in which the shares of Option Stock are to be registered, the denominations in which the shares of Option Stock are to be issued and the date and time, as determined by the Representatives, when the shares of Option Stock are to be delivered; PROVIDED, HOWEVER, that this date and time shall not be earlier than the First Delivery Date nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. The date and time the shares of Option Stock are delivered are sometimes referred to as the "Second Delivery Date" and the First Delivery Date and the any Second Delivery Date are sometimes each referred to as a "Delivery Date").

               Delivery of and payment for the Option Stock shall be made at the place specified in the first sentence of the first paragraph of this Section 4 (or at such other place as shall be determined by agreement between the Representatives and the Company) at 10:00 A.M., New

York City time, on the such Second Delivery Date. On the such Second Delivery Date, the Company shall deliver or cause to be delivered the certificates representing the Option Stock to the Representatives for the account of each Underwriter against payment to or upon the order of the Company of the purchase price by wire transfer in certified or official bank check or checks payable in immediately available funds. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. Upon delivery, the Option Stock shall be registered in such names and in such denominations as the Representatives shall request in the aforesaid written notice. For the purpose of expediting the checking and packaging of the certificates for the Option Stock, the Company shall make the certificates representing the Option Stock available for inspection by the Representatives in New York, New York, not later than 2:00 P.M., New York City time, on the business day prior to the such Second Delivery Date.

         5. FURTHER AGREEMENTS OF THE COMPANY. The Company agrees:

                  (a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act; to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                  (b) To furnish promptly to each of the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

                  (c) To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Stock or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Securities Act, to notify the Representatives and, upon their request, to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

                  (d) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act or requested by the Commission;

                  (e) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing;

                  (f) As soon as practicable after the Effective Date, to make generally available to the Company's security holders and to deliver to the Representatives an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);

                  (g) For a period of five years following the Effective Date, to furnish to the Representatives copies of all materials furnished by the Company to its shareholders and all public reports and all reports and financial statements furnished by the Company to the principal national securities exchange upon which the Ordinary Shares may be listed pursuant to requirements of or agreements with such exchange or to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder;

                  (h) So long as the Company is required to file an annual report on Form 20-F with the Commission, to file with the Commission within 60 days after the end of each of the first three fiscal quarters a report on Form 6-K containing quarterly interim reports that include (i) an unaudited consolidated statement of operations, balance sheet, statement of cash flows and statement of changes in shareholders' equity, all prepared in accordance with U.S. GAAP and (ii) a management's discussion and analysis in abbreviated form comparing the results of operations for the most recent fiscal quarter and the year-to-date to the same periods of the previous fiscal year and the Company's liquidity and capital resources for the most recent fiscal quarter.

                  (i) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Stock for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Stock; PROVIDED that, in connection therewith, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                  (j) For a period of 180 days from the date of the Prospectus, not to, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Ordinary Shares or securities convertible into or exchangeable into Ordinary Shares (other than the Stock), or sell or grant options, rights or warrants with respect to any Ordinary Shares or securities convertible into or exchangeable into Ordinary Shares (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise, for a period of 180 days after the date of the final Prospectus relating to the Offering, in each case without the prior written consent of Lehman Brothers Inc.; and to cause each officer and director of the Company to furnish to the Representatives, prior to the First Delivery Date, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Ordinary Shares or securities convertible into or exchangeable into Ordinary Shares (other than the Stock), or sell or grant options, rights or warrants with respect to any Ordinary Shares or securities convertible into or exchangeable into Ordinary Shares (other than the grant of options pursuant to option plans existing on the date hereof), or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise, for a period of 180 days after the date of the final Prospectus relating to the Offering, without the prior written consent of Lehman Brothers Inc.;

                  (k) Prior to the Effective Date, to apply for the inclusion of the Stock on the Nasdaq National Market System and to use its best efforts to complete that listing, subject only to official notice of issuance, prior to the First Delivery Date;

                  (l) To maintain a transfer agent and, if necessary under the Company's jurisdiction of incorporation, a registrar (which may be the same entity as the transfer agent) for its Ordinary Shares;

                  (m) To apply the net proceeds from the sale of the Stock being sold by it in the manner set forth in the Prospectus;

                  (n) To obtain Directors and Officers liability insurance in the minimum amount of $10 million which shall apply to the offering contemplated hereby;

                  (o) To take such steps as shall be necessary to ensure that neither the Company nor any subsidiary shall become an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder; and

                  (p) To the extent consistent with its other business goals, to use its best efforts to avoid becoming a PFIC.

         6. EXPENSES. The Company agrees to pay (a) the costs incident to the authorization, issuance, sale and delivery of the Stock and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (c) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), any Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (d) the costs of producing and distributing this Agreement and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of sale of the Stock; (f) any applicable listing or other fees; (g) the fees and expenses of qualifying the Stock under the securities laws of the several jurisdictions as the Representatives may designate and of preparing, printing and distributing a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (h) all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters and any stamp duties or other taxes incurred by the Underwriters, incident to the offer and sale of shares of the Directed Shares by the Underwriters to the Directed Share Participants, as described in Section 3; and (i) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; PROVIDED that, except as provided in this Section 6 and in
Section 11 the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Underwriters.

         7. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Company contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

                  (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

                  (b) No Underwriter shall have discovered and disclosed to the Company on or prior to such Delivery Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of Brobeck, Phleger & Harrison LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (d) Weil, Gotshal & Manges LLP, U.S. counsel to the Company, shall have furnished to the Representatives its written opinion, addressed to the Underwriters and dated such Delivery Date, substantially in the form of EXHIBIT B attached hereto.

                  (e) Goldfarb, Levy, Eran & Co., foreign counsel to the Company, shall have furnished to the Representatives its written opinion, addressed to the Underwriters and dated such Delivery Date, substantially in the form of EXHIBIT C attached hereto.

                  (f) The Representatives shall have received from Brobeck, Phleger & Harrison LLP, U.S. counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (g) The Representatives shall have received from Meitar, Liquornik, Geva & Co., foreign counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (h) At the time of execution of this Agreement, the Representatives shall have received from Luboshitz Kasierer, a member firm of Arthur Andersen, a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

                  (i) With respect to the letter of Luboshitz Kasierer, a member firm of Arthur Andersen, referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the "initial letter"), the Company shall have furnished to the Representatives a letter (the "bring-down letter") of such accountants, addressed to the Underwriters and dated such Delivery Date (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than five days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

                  (j) The Company shall have furnished to the Representatives a certificate, dated such Delivery Date, of its Chairman of the Board, its President and its Chief Financial Officer stating that:

                           (i) The representations, warranties and agreements of
                  the Company in Section 1 are true and correct as of such Delivery Date; the Company has complied with all its agreements contained herein; and the conditions set forth in Sections 7(a) and 7(k) have been fulfilled; and

                           (ii) They have carefully examined the Registration
                  Statement and the Prospectus and, in their opinion (A) as of the Effective Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

                  (k) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                  (l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the public offering or delivery of the Stock being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

                  (m) The Nasdaq National Market System shall have approved the Stock for inclusion, subject only to official notice of issuance and evidence of satisfactory distribution.

                  (n) The Company shall have provided to counsel for the Underwriters true, accurate and complete copies of the Lock-up Agreements for each person or entity listed on Schedule II hereof and each such agreement shall be in full force and effect on each Delivery Date.

                  (o) On or before each Delivery Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Ordinary Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

         8. INDEMNIFICATION AND CONTRIBUTION.

                  (a) The Company shall indemnify and hold harmless each Underwriter, its officers and employees and each person, if any, who controls any Underwriter within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Stock), to which that Underwriter, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Stock ("Marketing Materials"), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or (C) in any blue sky application or other document prepared or executed by the Company (or based upon written information furnished by the Company) specifically for the purpose of qualifying any or all of the Stock under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a "Blue Sky Application"), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, in any Marketing Materials or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Stock or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (PROVIDED that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein. The foregoing indemnity agreement is in addition to any liability which the Company may otherwise have to any Underwriter or to any officer, employee or controlling person of that Underwriter.

                  (b) In connection with the offer and sale of the Directed Shares, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless U.S. Bancorp Piper Jaffray Inc. and the other Underwriters from and against any loss, claim, damage, expense, liability or action which (i) arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the approval of the Company for distribution to Directed Share Participants in connection with the Directed Share Program or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) arises out of the failure of any Directed Share Program participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase or (iii) is otherwise related to the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted directly from the bad faith or gross negligence of U.S. Bancorp Piper Jaffray Inc.

                  (c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers and employees, each of its directors, and each person, if any, who controls the Company within the meaning of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, or (B) in any Blue Sky Application or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, or in any Blue Sky Application any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

                  (d) Promptly after receipt by an indemnified party under this
Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; PROVIDED, HOWEVER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, PROVIDED FURTHER, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; PROVIDED, HOWEVER, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company under this Section 8 if, in the reasonable judgment of the Representatives, it is advisable for the Representatives and those Underwriters, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the Company. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (e) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Sections 8(a), 8(b) or 8(c) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the shares of the Stock purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the shares of the Stock under this Agreement, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(e) shall be deemed to include, for purposes of this Section 8(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 8(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Stock underwritten by it and distributed to the public was offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 8(e) are several in proportion to their respective underwriting obligations and not joint.

                  (f) The Underwriters severally confirm and the Company acknowledges that the statements with respect to the public offering of the Stock by the Underwriters set forth on the cover page of, the legend concerning over-allotments on the inside front cover page of and the information contained in paragraphs 3, 10, 11, 12, 13, 14 and 17 under the caption "Underwriting" in, the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

         9. DEFAULTING UNDERWRITERS. If, on either Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Stock which the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of shares of the Firm Stock set opposite the name of each remaining non-defaulting Underwriter in
Schedule 1 hereto bears to the total number of shares of the Firm Stock set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; PROVIDED, HOWEVER, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Stock on such Delivery Date if the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of shares of the Stock to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of shares of the Stock which it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Stock to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the shares of Stock which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to the Second Delivery Date, the obligation of the Underwriters to purchase, and of the Company to sell, the Option Stock) shall terminate without liability on the part of any non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Sections 5 and 8. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 9, purchases Firm Stock which a defaulting Underwriter agreed but failed to purchase.

               Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company for damages caused by its default. If other underwriters are obligated or agree to purchase the Stock of a defaulting or withdrawing Underwriter, either the Representatives or the Company may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

         10. TERMINATION. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Company prior to delivery of and payment for the Firm Stock if, prior to that time, any of the events described in Sections 7(k) or 7(l), shall have occurred or if the Underwriters shall decline to purchase the Stock for any reason permitted under this Agreement.

         11. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If (a) the Company shall fail to tender the Stock for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Stock, and upon demand the Company shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 9 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

         12. NOTICES, ETC. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Lehman Brothers Inc., 3 World Financial Center, New York, New York 10285, Attention: Syndicate Department (Fax:
212-526-6588), with a copy, in the case of any notice pursuant to Section 8(e), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 3 World Financial Center, 10th Floor, New York, NY 10285;

                  (b) if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Yael Langer (Fax Number: 011-972-3-649-8248);

PROVIDED, HOWEVER, that any notice to an Underwriter pursuant to Section 8(e) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Representatives, which address will be supplied to any other party hereto by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc.

         13. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 8(c) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

         14. SURVIVAL. The respective indemnities, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

         15. DEFINITION OF THE TERMS "BUSINESS DAY" AND "SUBSIDIARY". For purposes of this Agreement, (a) "business day" means each Monday, Tuesday, Wednesday, Thursday or Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) "subsidiary" means each of RADVision, Inc. (in the United States) and RADVision B.V. (in the Netherlands), which are the Company's only subsidiaries within the meaning set forth in Rule 405 of the Rules and Regulations.

         16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK.

         17. CONSENT TO JURISDICTION. Each party irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the "Specified Courts"), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The parties further agree that service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum. The Company hereby irrevocably appoints RADVision, Inc. which currently maintains an office at 575 Corporate Drive, Mahwah,

New Jersey 07430, United States of America, as its agent to receive service of process or other legal summons for purposes of any such action or proceeding that may be instituted in any state or federal court in the City and State of New York.

         18. COUNTERPARTS. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

         19. HEADINGS. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

         If the foregoing correctly sets forth the agreement between the Company and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

                                   Very truly yours,

                                   RADVISION LTD.


                                   By:
                                        ---------------------------------------
                                          Ami Amir
                                          Chief Executive Officer and President

Accepted:

LEHMAN BROTHERS INC
SALOMON SMITH BARNEY INC.
U.S. BANCORP PIPER JAFFRAY INC.
FIDELITY CAPITAL MARKETS,
  a division of National Financial Services Corporation

For themselves and as Representatives
of the several Underwriters named in Schedule 1 hereto

LEHMAN BROTHERS INC.


By:
     -------------------------------------
         AUTHORIZED REPRESENTATIVE

                                   SCHEDULE I

                            SCHEDULE OF UNDERWRITERS

UNDERWRITERS                                                          NUMBER OF
                                                                       SHARES

Lehman Brothers Inc...............................................

Salomon Smith Barney Inc..........................................

U.S. Bancorp Piper Jaffray Inc....................................

FIDELITY CAPITAL MARKETS,
  a division of National Financial Services Corporation...........
                                                                      ----------

             Total.................................................   ==========

                                   Schedule II

                      SIGNATORIES TO THE LOCK-UP AGREEMENTS

                                    EXHIBIT A

                            FORM OF LOCK-UP AGREEMENT


LEHMAN BROTHERS INC.
SALOMON SMITH BARNEY INC.
U.S. BANCORP PIPER JAFFRAY INC.
FIDELITY CAPITAL MARKETS,
   a division of National Financial Services Corporation
As Representatives of the
   several underwriters
c/o LEHMAN BROTHERS INC.
Three World Financial Center
New York, NY  10285

Ladies and Gentlemen:

        The undersigned understands that you, as Representatives of the several underwriters and certain other firms, propose to enter into an Underwriting Agreement (the "Underwriting Agreement") providing for the purchase by you and such other firms (collectively the "Underwriters") of Ordinary Shares, par value NIS 0.1 per share (the "Ordinary Shares"), of RADVision Ltd. (the "Company") and that the Underwriters propose to reoffer the Ordinary Shares to the public (the "Offering").

        In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc., the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Ordinary Shares (including, without limitation, Ordinary Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Ordinary Shares that may be issued upon exercise of any option or warrant) or securities convertible into or exchangeable for Ordinary Shares owned by the undersigned on the date of execution of this Lock-Up Letter Agreement or on the date of the completion of the Offering, or (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise, for a period of 180 days after the date of the final Prospectus relating to the Offering. The lock-up restriction described in this paragraph shall not apply to: (a) bona fide gifts, provided the donee or donees thereof agree to be bound by this Lock-Up Letter Agreement, (b) distributions of Ordinary Shares to limited partners or shareholders of the undersigned, provided that the distributees thereof agree in writing to be bound by the terms of this Lock-Up Letter Agreement, (c) dispositions to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that such trust agrees in writing to be bound by the terms of this Lock-Up Letter Agreement, (d) transfers in a private sale transaction pursuant to a valid private placement exemption, provided that any such transferees in connection with any such transaction shall have agreed in writing to be bound by the terms of this Lock-Up Letter Agreement, (e) in the context of (i) a merger, consolidation, reorganization or sale of all or substantially all of the assets of Company in which the Ordinary Shares of the Company are converted into or exchanged for cash, securities (other than securities of the Company) or other property or (ii) a tender offer or other change of control transaction in which a third party becomes the beneficial owner of more than 50% of the Company's Ordinary Shares, any transfer (or agreement to transfer) to the party who will control the Company or the surviving entity subsequent to consummation of such transaction, or (f) with the prior written consent of Lehman Brothers Inc.

        In furtherance of the foregoing, the Company and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

        It is understood that, (i) if the Company notifies you that it does not intend to proceed with the Offering and (ii) if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Ordinary Shares, we will be released from our obligations under this Lock-Up Letter Agreement. Furthermore, the provisions of this Lock-Up Letter Agreement shall become effective only upon execution of the Underwriting Agreement.

        The undersigned understands that the Company and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

        The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents reasonably necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.



Dated:  ___________________                          By:
                                                        -----------------------
                                                         Name:
                                                         Title:

                                    EXHIBIT B

       MATTERS TO BE COVERED IN THE OPINION OF U.S. COUNSEL TO THE COMPANY

         (i) RADVision, Inc. (the "U.S. Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation;

         (ii) The U.S. Subsidiary has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;

         (iii) Each of the Company and the U.S. Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in the United States, if any, in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect. To the best of such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity organized under the laws of a jurisdiction within the United States other than the U.S. Subsidiary;

         (iv) All issued and outstanding shares of capital stock of the U.S. Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, and, to the best of such counsel's knowledge, have not been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right, and are owned by the Company free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest;

         (v) Assuming the due authorization, execution and delivery of the Underwriting Agreement by the Representatives and the Company, the Underwriting Agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally or by general equitable principles;

         (vi) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein, and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such counsel's knowledge, no proceeding for that purpose is pending or threatened by the Commission;

         (vii) The 8-A Registration Statement complied as to form in all material respects with the requirements of the Exchange Act; the 8-A Registration Statement has become effective under the Exchange Act; and the Firm Shares or the Option Shares have been validly registered under the Securities Act, the Exchange Act and the applicable rules and regulations of the Commission thereunder;

         (viii) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to such Delivery Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations thereunder;

         (ix) To the best of such counsel's knowledge, there are no agreements, contracts, leases or documents to which the Company is a party of a character required to be described or referred to in the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or referred to therein or filed as required;

         (x) The issue and sale of the shares of Stock being delivered on such Delivery Date by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or the U.S. Subsidiary is a party or by which the Company or the U.S. Subsidiary is bound or to which any of the property or assets of the Company or the U.S. Subsidiary is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of the U.S. Subsidiary or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or the U.S. Subsidiary or any of their properties or assets; and, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Stock by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby;

         (xi) No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, or over any of their properties or operations is necessary in connection with the consummation by the Company of the transactions herein contemplated, except (i) such as have been obtained under the Securities Act, (ii) such as may be required under U.S. state or other securities or Blue Sky laws in connection with the purchase and the distribution of the Shares by the Underwriters, (iii) such as may be required by the National Association of Securities Dealers, Inc. and (iv) such as may be required under the federal or provincial laws of Canada;

         (xii) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, might have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

         (xiii) To the best of such counsel's knowledge, except as set forth in the Prospectus, no holders of Ordinary Shares or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Prospectus, all holders of securities of the Company having rights known to such counsel to registration of such shares of Ordinary Shares or other securities, because of the filing of the Registration Statement by the Company have, with respect to the offering contemplated thereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement or have included securities in the Registration Statement pursuant to the exercise of and in full satisfaction of such rights;

         (xiv) The Company is not and, after giving effect to the offering and the sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not become, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

         (xv) The Company meets all of the conditions necessary for the use of Form F-1;

         (xvi) The Shares have been duly approved for inclusion on The Nasdaq National Market, subject to the consummation of the transactions completed by this Agreement and to official notice of issuance;

         (xvii) The statements in the Prospectus, insofar as such statements refer to contracts or agreements in the English language to which the U.S. Subsidiary is a party or to decrees and proceedings of or with respect to the Company which are governed by the laws of a jurisdiction in the United States, present fairly, in all material respects, the information required by applicable law to be shown with respect to such contracts, agreements, decrees and proceedings, and insofar as such statements refer to statements of U.S. federal or New York law or legal conclusions, have been reviewed by such counsel and, in the opinion of such counsel, are accurate in all material respects;

         (xviii) The statements under the captions "Risk Factors - Shares Eligible for Future Sale," "Shares Eligible for Future Sale," and "Taxation and Government Programs - United States Federal Income Tax Considerations" (insofar as such matters relate to U.S. federal law) in the Prospectus constitutes a fair summary thereof, subject to the limitations set forth therein;

         (xix) The Company is not, and, assuming the application of the net proceeds from the sale of the Stock as described in the Prospectus under the caption "Use of Proceeds," will not become, an "investment company" as such term is defined in the 1940 Act;

         (xx) The Company is not, and will not as a result of the consummation of the transactions contemplated by this Agreement become, a PFIC; and

         (xxi) The statements in the Prospectus under the heading "Related Party Transactions" have been reviewed by such counsel and, in the opinion of such counsel, set forth all existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company and any of its subsidiaries, on the one hand, and any officer, director or shareholder of the Company or any of its subsidiaries, or with any partner, affiliate or associate of any of the foregoing persons or entities, on the other hand, required to be set forth or described thereunder pursuant to Item 404 of Regulation S-K of the Rules and Regulations.

       In addition, such counsel shall state that such counsel has participated in conferences with officials and other Representatives of the Company, the Representatives, Underwriters' Counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which leads them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the First Closing Date or Second Closing Date, as the case may be, the Registration Statement and any amendment or supplement thereto (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the First Closing Date or the Second Closing Date, as the case may be, the Registration Statement, the Prospectus and any amendment or supplement thereto (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    EXHIBIT C

     MATTERS TO BE COVERED IN THE OPINION OF FOREIGN COUNSEL TO THE COMPANY

       (i) The Company has been duly incorporated and is validly existing as a corporation under the laws of the State of Israel;

       (ii) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus;

       (iii) The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a Material Adverse Effect. To the best of such counsel's knowledge, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the U.S. Subsidiary and RADVision B.V.;

       (iv) The authorized, issued and outstanding share capital of the Company is as set forth in the Prospectus under the caption "Capitalization" as of the dates stated therein, the issued and outstanding shares of share capital of the Company have been duly and validly issued, are fully paid and nonassessable, and conform to the description thereof in the Prospectus, and, to the best of such counsel's knowledge, will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right;

       (v) The Firm Shares or the Option Shares, as the case may be, to be issued by the Company pursuant to the terms of this Agreement have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms hereof, will be duly and validly issued and fully paid and nonassessable, and will not have been issued in violation of or subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right;

       (vi) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver to the Underwriters the Stock to be issued and sold by it hereunder;

       (vii) The Registration Statement has been duly authorized and executed by the Company and the filing of such documents with the Commission has been duly authorized by the Company.

       (viii) The certificates for the Stock are in due and proper form under the laws of the State of Israel.

       (ix) This Agreement has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by you, is a valid and binding agreement of the Company, enforceable in accordance with its terms;

       (x) The information in the Prospectus under the caption "Description of Ordinary Shares," to the extent that it constitutes matters of law or legal conclusions, has been reviewed by such counsel and is a fair summary of such matters and conclusions; and the forms of certificates evidencing the Ordinary Shares and filed as exhibits to the Registration Statement comply with Israeli law;

       (xi) The performance of this Agreement and the consummation of the transactions herein contemplated (other than the performance of the Company's indemnification obligations hereunder, concerning which no opinion need be expressed) will not (a) result in any violation of the Company's memorandum of association or articles of association or (b) result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument known to such counsel to which the Company is a party or by which its properties are bound or (c) result in a material breach or violation of any applicable statute, rule or regulation or (d) to the best of such counsel's knowledge, any order, writ or decree of any Israeli court, government or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, or over any of their properties or operations;

       (xii) No consent, approval, authorization, order of, filing by or qualification with any Israeli court, regulatory, administrative, government or governmental agency or body having jurisdiction over the Company or over any of its properties or operations is necessary in connection with the issuance and sale of the Shares, the execution and delivery of this Agreement and the consummation by the Company of the transactions herein contemplated, except such consents, approvals, authorizations, orders, filings or qualifications that have been previously obtained or made;

       (xiii) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending in any Israeli court or governmental body to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, might have a material adverse effect on the consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by Israeli governmental authorities or threatened by others;

       (xiv) To the best of such counsel's knowledge, neither the Company nor any of its subsidiaries is presently (a) in material violation of its respective charter or bylaws (or similar organizational documents), or (b) in material breach of any applicable Israeli statute, rule or regulation known to such counsel or, to the best of such counsel's knowledge, any order, writ or decree of any Israeli court or governmental agency or body having jurisdiction over the Company, or over any of its properties or operations; and

       (xv) To the best of such counsel's knowledge, except as set forth in the Registration Statement and the Prospectus, no holders of Ordinary Shares or other securities of the Company have registration rights with respect to securities of the Company and, except as set forth in the Prospectus, all holders of securities of the Company having rights known to such counsel to registration of such shares of Ordinary Shares or other securities, because of the filing of the Registration Statement by the Company have, with respect to the offering contemplated thereby, waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement or have included securities in the Registration Statement pursuant to the exercise of and in full satisfaction of such rights;

       (xvi) The statements under the captions "Enforceability of Civil Liabilities," "Risk Factors--Risks Relating to Our Location in Israel," "Dividend Policy," "Management's Discussion and Analysis of Financial Condition and Results of Operations--Corporate Tax Rate," "Management," "Description of Ordinary Shares" and "Taxation and Government Programs--Israeli Tax Considerations and Government Programs" in the Prospectus, insofar as they describe Israeli laws, rules or regulations and insofar as they describe the contents of certain provisions of the documents described therein, are accurate in all material respects, subject to the limitations set forth therein, and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

       (xvii) The statements in the Prospectus, under the heading "Related Party Transactions," have been reviewed by such counsel and, in the opinion of such counsel, set forth all existing agreements, arrangements, understandings or transactions, or proposed agreements, arrangements, understandings or transactions, between or among the Company and any of its subsidiaries, on the one hand, and any officer, director or shareholder of the Company or any of its subsidiaries, or with any partner, affiliate or associate of any of the foregoing persons or entities, on the other hand, required to be set forth or described thereunder pursuant to Item 404 of Regulation S-K of the Rules and Regulations;

       (xviii) It is not necessary, either to ensure the validity of the Prospectus or to ensure compliance by the Underwriters with mandatory provisions of Israeli law, to obtain any authorization, approval, consent, order or permission of, or to effect any further filing, recording or registration with, any public authority or government agency in respect of the issue of the Stock by the Company or the offering and sale of the Stock in Israel, assuming that the Underwriters do not distribute the Prospectus or otherwise offer or solicit the sale of the Shares to more than 35 offerees in the aggregate resident in Israel, or otherwise offer or solicit to the public in Israel within the meaning of Section 15(a) of the Israel Securities Law, 5728 - 1968, except such governmental authorizations as have been obtained;

       (xix) The Company has the power to submit, and has taken all necessary corporate action to submit to the jurisdiction of any state or U.S. federal court in New York and to appoint RADVision, Inc. which currently maintains an office at 575 Corporate Drive, Mahwah, New Jersey 07430, United States of America, as the authorized agent of the Company for the purpose described in
Section 17 of this Agreement;

       (xx) On the assumption that the jurisdiction clause in Section 16 of this Agreement is valid and binding under the laws of the State of New York by which this Agreement is expressly governed, Israeli courts would give effect to the parties' choice of courts in New York to settle disputes arising from this Agreement;

       (xxi) A final and conclusive judgment against the Company for a definitive sum of money entered by any court in the United States in any action arising out of or in connection with or with respect to any transaction contemplated by this Agreement would be enforced by Israeli courts, according to the rules of Enforceability of Civil Liabilities as described in the Prospectus;

       (xxii) Such counsel has no reason to believe that the Registration Statement (except as to the financial statements and schedules and other financial and statistical data contained therein, as to which such counsel need not express any opinion or belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except as to the financial statements and schedules and other financial and statistical data contained therein, as to which such counsel need not express any opinion or belief), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

       (xxiii) To the best of such counsel's knowledge, except as set forth in the Registration Statement and Prospectus, the Company is in compliance with all material conditions and requirements stipulated by the instruments of approval entitling it or any of its operations to the status of "Approved Enterprise" under Israeli law and by Israeli laws and regulations relating to such Approved Enterprise status, except such non-compliance as would not have a Material Adverse Effect; and

       (xxiv) To the best of such counsel's knowledge, except as set forth in the Registration Statement and Prospectus, neither the Company nor any of its subsidiaries is in material violation of any conditions or requirements stipulated by the instruments of approval granted to any of them by the Office of Chief Scientist in the Ministry of Industry and Trade, with respect to any research and development grants given to it by such office, except such violations, individually or in the aggregate, as would not have a Material Adverse Effect.

       In addition, such counsel shall state that such counsel has participated in conferences with officials and other Representatives of the Company, the Representatives, Underwriters' Counsel and the independent certified public accountants of the Company, at which such conferences the contents of the Registration Statement and Prospectus and related matters were discussed, and although they have not verified the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, nothing has come to the attention of such counsel which leads them to believe that, at the time the Registration Statement became effective and at all times subsequent thereto up to and on the First Closing Date or Second Closing Date, as the case may be, the Registration Statement and any amendment or supplement thereto (other than the financial statements including supporting schedules and other financial and statistical information derived therefrom, as to which such counsel need express no comment) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or at the First Closing Date or the Second Closing Date, as the case may be, the Registration Statement, the Prospectus and any amendment or supplement thereto (except as aforesaid) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.